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                                                                    Exhibit 23







                                              CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Parker Drilling Company on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345 and 333-84069) of our report dated February 3, 2000, on our audits of the consolidated financial statements and financial statement schedule of Parker Drilling Company and subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, August 31, 1998 and 1997 and for the four months ended December 31, 1998, which report is included in this Annual Report on Form 10-K.




                                           /s/ PricewaterhouseCoopers LLP
                                           PricewaterhouseCoopers LLP




Tulsa, Oklahoma
March 21, 2000